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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 26, 2001

                          INTERNET PICTURES CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                   000-26363            52-2213841
             --------                   ---------            ----------
         (State or other               (Commission         (IRS Employer
  jurisdiction of incorporation)       File Number)     Identification Number)


3160 CROW CANYON ROAD  SAN RAMON, CALIFORNIA                94583
--------------------------------------------          ------------------
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:              (925) 242-4002
---------------------------------------------------              ---------------

                                       N/A
                    ----------------------------------------
          (Former name or former address, if changed since last report)



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 ITEM 5:  Other Events

         On May 14, 2001, Internet Pictures Corporation (the "Company") announced that it had entered into a definitive agreement with Image Investor Portfolio, a separate series of Memphis Angels, LLC ("Image") for an investment by Image in the Company. Pursuant to the terms of a securities purchase agreement between the Company and Image dated as of May 14, 2001, Image purchased the Company's $10 million convertible senior secured note (the "Note") and received warrants to purchase up to $20 million of the Company's Series B Preferred Stock.

         On September 26, 2001, the Company, Image and strategic investors completed the Tranche B stage of the investment. At this time, the Company issued 1,115,080 shares of the Company's Series B Preferred Stock for total consideration of $22.30 million, represented by the conversion of the $10 million Note, the conversion of $276,615 of interest on the Note and $12.025 million in cash through the exercise of Tranche B warrants. The remainder of the Tranche B warrants expired.

         The $22.30 million of Series B Preferred Stock is convertible into the Company's common stock at a price of $2.50 per share. The conversion price may be adjusted at the sixth month anniversary of the closing of Tranche B based on the preceding twenty-day average trading price of the Company's common stock, but not below a price of $2.00 per share or above a price of $2.50 per share.

         Additional information regarding the terms of the Series B Preferred Stock, registration rights and the transaction in general is provided in the Company's 8-K filed with the Commission on May 29, 2001.

         The foregoing descriptions of the agreements and the conversion are qualified in their entirety by reference to the documents that are filed as exhibits hereto and as exhibits to the Company's Current Report on Form 8-K filed with the Commission on May 29, 2001.

ITEM 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

Exhibit
Number                              Description
---------                           ------------
3.1                          Amended Certificate of Designation, as
                             filed on September 26, 2001

99.1 Press release dated September 26, 2001 regarding financing

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET PICTURES CORPORATION

Dated:  October 3, 2001
                                    /s/           Paul Farmer
                                    ------------------------------------------
                                    Paul Farmer
                                    Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit                           Description
-------                           -----------
3.1          Amended Certificate of Designation, as filed on September 26, 2001

99.1         Press release dated September 26, 2001 regarding financing